Exhibit 10.3

SUPPORT AGREEMENT

SUPPORT AGREEMENT, dated as of April 2, 2008 (this “Agreement”), among Patriot Coal Corporation, a Delaware corporation (“Parent”), and the stockholder whose name appears on the signature page of this Agreement (the “Stockholder”).

W I T N E S S E T H:

WHEREAS, Magnum Coal Company, a Delaware corporation (the “Company”), Parent, Colt Merger Corporation, a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Subsidiary”) and ArcLight Energy Partners Fund I, L.P. and ArcLight Energy Partners Fund II, L.P., acting jointly, as stockholder representative (the “Stockholder Representative”), have entered into an Agreement and Plan of Merger (the “Merger Agreement”) concurrently with the execution and delivery of this Agreement, pursuant to which, among other things, Merger Subsidiary will be merged with and into the Company (capitalized terms used in this Agreement but not defined herein shall have the meanings ascribed to them in the Merger Agreement);

WHEREAS, as of the date hereof, the Stockholder owns beneficially and of record the number of shares set forth on Exhibit A hereto of the common stock, par value $0.01 per share, of the Company (the “Company Stock”) (all such Company Stock and any shares of Company Stock of which ownership of record or the power to vote is hereafter acquired by the Stockholder prior to the termination of this Agreement being referred to herein as the “Shares”); and

WHEREAS, as a condition to the willingness of Parent to enter into the Merger Agreement, Parent has requested that the Stockholder agree to enter into and perform its obligations under this Agreement (including executing, upon the terms and subject to the conditions hereof, a written consent in the form of Exhibit B hereto (the “Written Consent”)), and, in order to induce Parent to enter into the Merger Agreement, the Stockholder has so agreed.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants set forth herein and in the Merger Agreement, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE 1
Voting Agreement

Section 1.01.  Agreement to Consent to and Support the Merger.  (a) The Stockholder, solely in the Stockholder’s capacity as a stockholder of the Company, hereby agrees (i) to execute and deliver to Parent, immediately after the execution of the Merger Agreement, the Written Consent (and agrees not to revoke or otherwise withdraw such Stockholder’s approval and adoption of the actions described in such Written Consent); (ii) if requested by Parent, to vote or exercise its right to consent with respect to all Shares that the Stockholder is entitled to vote at the time of any vote or action by written consent to approve and adopt the Merger Agreement, the Merger and all agreements related to the Merger and any actions related thereto at any meeting of the stockholders of the Company, and at any adjournment thereof, at which such Merger Agreement and other related agreements, or such other actions, are submitted for the consideration and vote of the stockholders of the Company; and (iii) that it will not vote any Shares in favor of, or consent to, and will vote against and not consent to, the approval of any (A) Acquisition Proposal (other than the Merger) or any action or transaction in furtherance thereof or (B) corporate action the consummation of which would frustrate the purposes, or prevent or delay the consummation, of the transactions contemplated by the Merger Agreement.

(b) Effective upon the entry into the Merger Agreement by the parties thereto:

(i) The Stockholder hereby confirms the appointment, pursuant to Section 11.05 of the Merger Agreement, of ArcLight Energy Partners Fund I, L.P. and ArcLight Energy Partners Fund II, L.P., acting jointly, as such Stockholder’s true and lawful agent and attorney-in-fact as the “Stockholder Representative” under the Merger Agreement and the Escrow Agreement, and agrees to abide by and be bound by the terms of Section 11.05 of the Merger Agreement, which is incorporated herein by this reference.  The Stockholder hereby acknowledges that the Stockholder Representative may be removed or replaced only in accordance with the provisions of Section 11.05 of the Merger Agreement.  The Stockholder hereby agrees that the Stockholder Representative shall not be liable for any act done or omitted as Stockholder Representative under the Merger Agreement or the Escrow Agreement, other than in the case of gross negligence, bad faith or willful misconduct.

(ii) The Stockholder hereby acknowledges, and agrees to be bound by, the provisions of the Merger Agreement with respect to (A) the conversion of shares of Company Stock (including Company Restricted Stock and the shares of Company Stock to be issued upon conversion of the Company Convertible Debt Notes immediately prior to the Effective Time) pursuant to the Merger and the payment of the Merger Consideration (including the delivery of such Stockholder’s Pro Rata Share of the Escrow Shares to the Escrow Agent to be held in accordance with the Merger Agreement and the Escrow Agreement) set forth in Article 2 of the Merger Agreement, (B) the indemnification obligations of the Stockholder (to the extent such Stockholder is a Designated Stockholder) set forth in Article 11 of the Merger Agreement (including, without limitation, the related provisions, procedures and limitations set forth in such Article 11), (C) the indemnification rights of the Stockholder set forth in Article 11 of the Merger Agreement (including, without limitation, the related provisions, procedures, limitations and disclaimers set forth in such Article 11), (D) the disposition of the

Escrow Shares set forth in Article 2 of the Merger Agreement and in the Escrow Agreement, (E) the limitations with respect to the ability of the Stockholder to bring claims against Parent set forth in Section 10.02 of the Merger Agreement and (F) Article 12 of the Merger Agreement to the extent relating to the foregoing provisions of the Merger Agreement.

(iii) Parent hereby acknowledges that the Stockholder shall be an express third party beneficiary of the provisions of the Merger Agreement, as set forth therein, subject to the limitations and restrictions set forth therein.

Section 1.02.  Irrevocable Proxy.  The Stockholder hereby revokes any and all previous proxies granted with respect to the Shares.  By entering into this Agreement, the Stockholder hereby irrevocably (but subject to termination in accordance with Section 4.04 hereof) grants a proxy appointing Parent as the Stockholder’s attorney-in-fact and proxy, with full power of substitution, for and in the Stockholder’s name, to vote, express consent or dissent, or otherwise to utilize such voting power, in each case, in the manner contemplated by Section 1.01 above (but only in such manner) as Parent or its proxy or substitute shall, in Parent’s sole discretion, deem proper with respect to the Shares.  The Stockholder hereby acknowledges and agrees that such proxy is coupled with an interest, constitutes, among other things, an inducement for Parent to enter into the Merger Agreement, is irrevocable (other than as provided in Section 4.04) and shall not be terminated by operation of law or otherwise upon the occurrence of any event (other than as provided in Section 4.04) and that, so long as this proxy is in effect, no subsequent proxies with respect to the Shares shall be given (and if given shall not be effective).

Section 1.03.  Other Capacities.  If the Stockholder is an officer or director of the Company, nothing in this Agreement shall be deemed to apply to, or to limit in any manner, the discretion of the Stockholder with respect to any action to be taken (or omitted) by such Stockholder in his or her fiduciary capacity as a director or officer of the Company; provided that it is agreed and understood by the parties to this Agreement that the obligations, covenants and agreements of the Stockholder contained in this Agreement are separate and apart from such Stockholder’s fiduciary duties as a director or officer of the Company and no fiduciary obligations that the Stockholder may have as a director or officer of the Company shall countermand the obligations, covenants and agreements of the Stockholder, in his or her capacity as a stockholder of the Company, contained in this Agreement.

ARTICLE 2
Representations and Warranties of the Stockholder

The Stockholder hereby represents, warrants and covenants to Parent as follows:

Section 2.01.  Organization; Authorization.  If the Stockholder is not a natural person, the Stockholder is a Person that has been duly organized, is validly existing and,

to the extent applicable, is in good standing under the laws of its jurisdiction of organization.  The execution, delivery and performance by the Stockholder of this Agreement and the consummation by the Stockholder of the transactions contemplated hereby are within the corporate (or other entity) or individual powers of the Stockholder and have been duly authorized by all necessary corporate (or other entity) action.  If this Agreement is being executed in a representative or fiduciary capacity, the person signing this Agreement has full power and authority to enter into and perform this Agreement.  This Agreement constitutes a valid and binding Agreement of the Stockholder.

Section 2.02.  No Conflict; Required Filings and Consents.  (a) The execution and delivery of this Agreement by the Stockholder does not, and the performance of this Agreement by the Stockholder will not: (i) conflict with or result in a breach of any organizational documents of the Stockholder, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Stockholder or by which it or any of the Stockholder’s properties or assets is bound or affected or (iii) require any consent or other action by any Person under, result in any breach of, constitute a default (or an event that with notice or lapse of time or both would become a default) under, give to another party any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the property or assets of the Stockholder, including (without limitation) the Shares, pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Stockholder is a party or by which the Stockholder or any of the Stockholder’s properties or assets is bound or affected, with such exceptions, in the case of each of clauses (ii) and (iii), as would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or impair the performance by the Stockholder of the Stockholder’s obligations under this Agreement (a “Stockholder MAE”).  There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which the Stockholder is a trustee whose consent is required for either the execution and delivery of this Agreement or the consummation by the Stockholder of the transactions contemplated by this Agreement.

(b) The execution and delivery of this Agreement by the Stockholder does not, and the performance of this Agreement by the Stockholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority.  The Stockholder does not have any other understanding in effect with respect to the voting or transfer of any Shares except for the Magnum Coal Company Stockholders Agreement dated as of March 21, 2006 among the Company, the Stockholder and the other parties thereto (the “Magnum Stockholders Agreement”).

Section 2.03.  Litigation.  As of the date hereof, there is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal (foreign or domestic) or, to the knowledge of the Stockholder, threatened against the Stockholder, any of its properties or, if the Stockholder is an entity, any of its officers, directors, employees, partners or trustees in their capacities as such, that, individually or in the aggregate, would reasonably be expected to have a Stockholder MAE.  As of the date hereof, there is no judgment, decree or order against the Stockholder or, if the Stockholder is an entity, any of its officers, directors, employees, partners or trustees in their capacities as such, that would prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement, or that would reasonably be expected to have a Stockholder MAE.

Section 2.04.  Title to Shares.  The Stockholder is the record and beneficial owner of the Shares, free and clear of any Lien (other than Liens created by the Magnum Stockholders Agreement) and free of any other limitation or restriction that would prevent the Stockholder from satisfying its obligations pursuant to this Agreement.  Immediately prior to the Effective Time, the Stockholder will have good and valid title to the Shares free and clear of any Lien (other than Liens created by the Magnum Stockholders Agreement).  As of the date hereof, the Shares described on Exhibit A hereto are the only shares of the Company Stock owned of record or beneficially by the Stockholder on the date of this Agreement.

Section 2.05.  Written Consent; Informed Consent.  Upon its execution and delivery by the Stockholder pursuant to Section 1.01, the Written Consent shall constitute valid and effective approval by the Stockholder of the Merger Agreement and the Merger, and no other vote, consent or approval by the Stockholder shall be necessary by the Stockholder in its capacity as a stockholder of the Company in connection with the consummation of the Merger.  The Stockholder has received and reviewed a copy of this Agreement and the form of Merger Agreement and the exhibits thereto and has had an opportunity to obtain the advice of counsel prior to executing this Agreement.

Section 2.06.  No Community Property Rights.  If the Stockholder is an individual and has a spouse, such spouse is not entitled to any rights under any community property statute or other Applicable Law or agreement with respect to the Shares which would adversely affect the covenants made by the Stockholder pursuant to this Agreement or the conversion of such Shares into Merger Consideration pursuant to the terms of the Merger Agreement.

ARTICLE 3
Covenants of the Stockholder

Section 3.01.  No Proxies for or Encumbrances on Shares.  Except as set forth in the last sentence of this Section 3.01, the Stockholder shall not, without the prior written consent of Parent, directly or indirectly, (i) except pursuant to the Merger Agreement, sell, convert, assign, encumber, transfer, pledge or otherwise dispose of any of the Stockholder’s Shares or enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, conversion, assignment, transfer, encumbrance or other disposition of any Shares or (ii) deposit any Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy with respect to any Shares (other than as contemplated hereunder).

Notwithstanding the foregoing, the consent of Parent shall not be required in the event that the Stockholder transfers all or any portion of the Shares to an Affiliate of the Stockholder, with such transfer conditioned upon such Affiliate entering into an agreement in the form hereof.

Section 3.02.  Other Offers.  The Stockholder shall not, and shall cause its Representatives acting on behalf of the Stockholder or the Company not to, take any action, directly or indirectly, that is prohibited by Section 6.03(a) of the Merger Agreement.  The Stockholder shall, and shall cause its Representatives to, cease immediately and cause to be terminated any and all existing activities, discussions or negotiations, if any, with any Third Party or any Third Party’s Representatives conducted prior to the date hereof with respect to any Acquisition Proposal.

Section 3.03.  Appraisal Rights.  The Stockholder agrees not to exercise any rights (including under Section 262 of Delaware Law) to demand appraisal of any Shares which may arise with respect to the Merger.

Section 3.04.  Release by Stockholder.

(a) Effective as of the Effective Time, in consideration of Parent’s performance under the Merger Agreement and payments to be made thereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Stockholder, the Stockholder, for himself, herself or itself (as applicable), and each of his, her or its (as applicable) heirs, executors, Affiliates, successors, and assigns (collectively, the “Stockholder Releasing Parties”) after taking into account the terms and conditions of the Merger and the Transaction Documents, and the transactions contemplated thereby, including the terms of the Company Convertible Debt, the Parent Financing and the Parent Financing Commitment Letter, among other things, hereby forever fully and irrevocably releases Parent, Merger Subsidiary, their respective Affiliates, the Company and its Subsidiaries, and their respective current and former directors, officers, managers, employees, agents, advisors and other representatives in their capacities as such (collectively, the “Stockholder Released Parties”), from any and all claims, demands, and causes of action of every kind and nature, whether known or unknown, suspected or unsuspected, to the extent relating to actions, events or circumstances occurring or failing to occur on or prior to the Effective Time (including any and all claims, liabilities, demands or causes of action relating to or arising out of federal or state statutes (including securities laws) or common law, claims for breach of contract, claims relating to the Company Convertible Debt, breach of fiduciary duty, misrepresentation, defamation, infliction of emotional distress or any other tort under the common law of any state or claims for damages, costs, expenses, and attorneys’, brokers’ and accountants’ fees and expenses) (collectively, the “Stockholder Released Claims”); provided that the Stockholder is not releasing any claim or right arising under (i) the Merger Agreement, (ii) any indemnification agreement in favor of any Stockholder Releasing Parties (including any indemnification provisions contained in the Company’s certification of incorporation or by-laws) set forth on Section 4.05(c) of the Company Disclosure Schedule, (iii) any claim under the Company’s directors and officers insurance policies and the Company’s fiduciary duty liability insurance policies, (iv) if the Stockholder is also an employee of the Company, any employment agreement or arrangement (including any employee benefit plan) applicable to the Stockholder that is set forth on Section 4.16 of the Company Disclosure Schedule and Applicable Law or (v) any claim, demand or cause of action such Stockholder Releasing Party may have against Parent or any of its Affiliates (other than the Company and its Subsidiaries) that is not related to the transactions contemplated by the Merger Agreement or the Company Convertible Debt NPA.

(b) The Stockholder represents and warrants that he, she or it (as applicable) has not sold, assigned or otherwise transferred, and will not sell, assign or otherwise transfer, any Stockholder Released Claims.  Effective as of the Effective Time, the Stockholder, on behalf of himself, herself or itself (as applicable) and the Stockholder Releasing Parties, hereby irrevocably agrees to refrain from directly or indirectly asserting any claim or demand or commencing (or causing to be commenced) any suit, action, or proceeding of any kind, in any court or before any tribunal, against any Stockholder Released Party based upon any Stockholder Released Claim.

Section 3.05.  Confidentiality.  From the date hereof until the second anniversary of Closing, the Stockholder agrees that the Stockholder and its Representatives acting on its behalf shall hold in confidence and not disclose to any Person any information (irrespective of the form of information and including, without limitation, all analyses, compilations, data, studies, notes, translations, memoranda and other documents prepared by the Stockholder or its Representatives containing or based in whole or in part on any such information) concerning the Company or its Subsidiaries or Parent or its Subsidiaries in possession of the Stockholder or its Representatives as of the Closing, except (A) as may be compelled in a judicial or administrative proceeding or as otherwise required by Applicable Law or the rules of any applicable insurance commission or similar organization, (B) to the extent the same was publicly known or subsequently becomes publicly known through no act or omission by the Stockholder or its Representatives, (C) to the extent relating to information concerning the Company or its Subsidiaries, to the Stockholder’s officers, employees, directors, [stockholders], members, limited partners, and trustees, and, on a “need to know basis” agents, legal, tax and accounting advisers, in each case, it being understood that such Person to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential and the Stockholder shall be responsible for any breach of confidentiality by any such Person.

Section 3.06.  Further Assurances.  The Stockholder agrees to execute and deliver, or cause to be executed and delivered, all further documents and instruments and to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, to consummate and make effective the transactions contemplated by this Agreement, including to vest in Parent the power to carry out the provisions of Article 1.

Section 3.07.  Stockholder Only.  Notwithstanding anything to the contrary contained herein, Parent agrees and acknowledges that (i) the Stockholder is entering into this Agreement in its individual capacity and (ii) none of the covenants or other agreements contained herein or provisions hereof shall in any way bind any Affiliates of the Stockholder (other than the matters contemplated by Section 3.04 and Section 3.05, and in respect thereof, only as set forth therein).  Parent agrees and acknowledges that this Section 3.07 is an integral part of the transactions contemplated hereby and the Stockholder would not enter into this Agreement without this Section 3.07.

Section 3.08.  Certain Transactions.  The Stockholder agrees that until the Effective Time, it shall not directly or indirectly, enter into any contract, option or other arrangement or understanding with respect to any sale, transfer, assignment, lending or similar disposition of any shares of Parent Stock payable to it as Merger Consideration, including pursuant to any short sale or any other hedging or other derivative transaction that has the effect of materially changing the economic benefits or risks of ownership of any shares of Parent Stock.

Section 3.09.  HSR Filing.

(a) [If compliance by the Stockholder with the applicable requirements of the HSR Act is required in connection with the issuance of Parent Stock to such Stockholder pursuant to the transactions contemplated by the Merger Agreement,] The Stockholder and Parent shall each (and the Stockholder shall cause its ultimate parent entity (as such term is defined in 16 C.F.R. Section 801.1), if any, to) use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under Applicable Law relating to the issuance of Parent Stock to such Stockholder pursuant to the transactions contemplated by the Merger Agreement, including (i) preparing and filing as promptly as practicable with any Governmental Authority all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents, in each case, relating to the application of the HSR Act to the issuance of Parent Stock to such Stockholder and (ii) obtaining and maintaining all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any Governmental Authority in connection with the HSR Act that are necessary, proper or advisable in connection with the issuance of Parent Stock to such Stockholder; provided that the parties hereto understand and agree that neither the commercially reasonable efforts of the Stockholder, its ultimate parent entity or Parent nor any other obligation of the Stockholder, its ultimate parent entity or Parent under this Agreement shall be deemed to include (i) entering into any settlement, undertaking, consent decree, stipulation or agreement with any Governmental Authority in connection with the transactions contemplated hereby or (ii) divesting or otherwise holding separate (including by establishing a trust or otherwise), or taking any other action (or otherwise agreeing to do any of the foregoing) with respect to any of the Stockholder, its ultimate parent entity, Parent or their respective Affiliates’ businesses, assets or properties.

(b) In furtherance and not in limitation of the foregoing, each of the Stockholder (or its ultimate parent entity) and Parent shall [(if compliance with the HSR Act is required pursuant to Section 3.09(a))] make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as promptly as practicable and in any event within 20 Business Days of the date hereof and each shall use its commercially reasonable efforts to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act.  The Stockholder shall pay the filing fee under the HSR Act with respect to the acquisition of Parent Stock by the Stockholder.

Section 3.10.  NYSE Cooperation. From the date hereof until the Effective Time, the Stockholder shall use its commercially reasonable efforts to cooperate with Parent in connection with any discussions between Parent and the New York Stock Exchange regarding the independence of any nominees to Parent’s Board of Directors selected by the Stockholder Representative pursuant to the Voting Agreement.

ARTICLE 4
General Provisions

Section 4.01.  Notices.  All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission but not electronic mail) and shall be given,

(a)   if to Parent, to:

Patriot Coal Corporation
12312 Olive Boulevard, Suite 400
St. Louis, Missouri 63141
Attention:  Joseph W. Bean
Facsimile No.:  (314) 275-3656

with a copy to:

Davis Polk & Wardwell
450 Lexington Avenue
New York, NY  10017
Attention:  William L. Taylor
Facsimile No.:  (212) 450-4800

(b)   if to the Stockholder, to the Stockholder Representative as follows:

ArcLight Energy Partners Fund I, L.P.
ArcLight Energy Partners Fund II, L.P.
c/o ArcLight Capital Partners, LLC
152 West 57th Street, 53rd Floor
New York, NY 10019
Attention: Robb E. Turner
                        Senior Partner
Facsimile No.: 212-888-9275

with a copy to:

ArcLight Energy Partners Fund I, L.P.
ArcLight Energy Partners Fund II, L.P.
c/o ArcLight Capital Partners, LLC
200 Clarendon Street, 55th Floor
Boston, MA 02117
Attention:  Christine M. Miller
                  Associate General Counsel
Facsimile No.: 617.867.4698

and a further copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10022
Attention: Sean C. Doyle, Esq.
Facsimile No.: (212) 735-2000

or to such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto.  All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt.  Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt.

Section 4.02.  Headings.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 4.03.  Amendments and Waivers.  (a) Any provision of this Agreement (including any Schedule or Exhibit hereto) may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party, or in the case of a waiver, by the party against whom the waiver is to be effective.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 4.04.  Termination.  This Agreement and all provisions hereof shall terminate on the earlier to occur of (i) the date, if any, that the Merger Agreement is terminated in accordance with its terms or (ii) written agreement of Parent and the Stockholder; provided that such termination shall not relieve any party hereto from any liability for breach of this Agreement occurring prior to any such termination.

Section 4.05.  Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 4.06.  Entire Agreement.  This Agreement supersedes all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

Section 4.07.  Assignment.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, provided that no party may assign, delegate or otherwise transfer any of its rights, interests or obligations under this Agreement without the prior written consent of the other parties hereto, except that Parent may assign, delegate or otherwise transfer any of its rights, interests or obligations under this Agreement to an Affiliate without the consent of the Stockholder, but any such transfer or assignment shall not relieve Parent of its obligations hereunder (and in the event that such Person is no longer an Affiliate of Parent, any such rights and interests shall be automatically assigned or transferred to Parent).

Section 4.08.  Fees and Expenses.  All costs and expenses (including, without limitation, all fees and disbursements of counsel, accountants, investment bankers, experts and consultants to a party) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

Section 4.09.  Specific Performance.  The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled (without the requirement to post bond) to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in the courts provided for in Section 4.11, in addition to any other remedy to which they are entitled at law or in equity.

Section 4.10.  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflicts of law principles.

Section 4.11.  Jurisdiction.  The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any Delaware state court, and each of the parties hereby irrevocably consents to the jurisdiction of such court (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.  Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 4.01 shall be deemed effective service of process on such party.

Section 4.12. WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 4.13. Counterparts; Third Party Beneficiaries.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  Until and unless each party has received a counterpart of this Agreement signed by each of the other parties, this Agreement shall have no effect, and no party shall have any right or obligation under this Agreement (whether by virtue of any other oral or written agreement or other communication).  This Agreement shall become effective when each party shall have received a counterpart hereof signed by the other parties.  No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.  Any such counterpart may be delivered by facsimile or other electronic format (including “.pdf”).

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

PATRIOT COAL CORPORATION
By:
Name:
Title:

[STOCKHOLDER]

By: Address:

[Signature Page to Support Agreement]

Exhibit A

LIST OF SHARES

Class of Shares	Number of Shares Held by the Stockholder
Common Stock

Exhibit B

MAGNUM COAL COMPANY
(A Delaware corporation)

WRITTEN CONSENT

Dated as of April 2, 2008

WHEREAS: The undersigned is a holder of the number and class of shares of Magnum Coal Company, a Delaware corporation (the “Company”), set forth on the signature page hereto;

NOW, THEREFORE: Pursuant to Section 228 of the Delaware General Corporation Law (the “DGCL”) and the By-laws of the Company, the undersigned stockholder hereby consents in writing to the following:

The adoption of the Agreement and Plan of Merger (the “Merger Agreement”) dated as of April 2, 2008 among the Company, Patriot Coal Corporation, a Delaware corporation (“Parent”), Colt Merger Corporation, a Delaware corporation and wholly owned subsidiary of Parent and ArcLight Energy Partners Fund I, L.P. and ArcLight Energy Partners Fund II, L.P., acting jointly, as stockholder representative, and the transactions contemplated by the Merger Agreement.

This consent shall have the same force and effect as if taken at a meeting of stockholders of the Company duly called and constituted pursuant to the DGCL and the By-laws of the Company.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned stockholder has hereunto executed this written consent as of the date first written above.

[NAME OF STOCKHOLDER]

[SIGNATURE OF STOCKHOLDER]

Class of Shares	Number of Shares Held by the Stockholder
Common Stock